Exhibit 4.12

AMENDEMENT TO CONSULTING AGREEMENT

AGREEMENT ENTERED INTO AT THE CITY OF MONTREAL, PROVINCE OF QUEBEC, THIS 23RD DAY OF MAY, 2005

BY AND BETWEEN:	MAMMA.COM INC. (formerly Intasys Corporation); a corporation duly incorporated according to law, having a place of business in the Province of Quebec, herein acting and represented by Guy Fauré, duly authorized for the purposes hereof (hereinafter referred to as the “CORPORATION”)

AND:	DAVE GOLDMAN ADVISORS LTD., a corporation duly incorporated according to law, herein acting and represented by David Goldman duly authorized for the purposes hereof as he hereby declares (hereinafter referred to as the “CONSULTANT”)

AND:	DAVID GOLDMAN, businessman, residing and domiciled at 499 Fairlawn Avenue, Toronto, Ontario M5M 1V3

        WHEREAS the parties hereto entered into a Consulting Agreement dated the first day of May, 2002, amended by agreement dated July 5, 2004 and further amended by agreement dated August 12, 2004 (collectively the “Consulting Agreement”);

        WHEREAS the parties hereto wish to further amend the Consulting Agreement, the whole in accordance with the terms, covenants and conditions hereinafter set forth;

NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1.	The preamble hereto shall form an integral part hereof as if recited herein at length.

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2.	Article 4.1 of the Consulting Agreement is hereby amended by providing that the Fee payable by the Corporation to the Consultant for services rendered pursuant to the Consulting Agreement shall be $250.00 per hour, effective January 1, 2005.

3.	All other terms and conditions of the Consulting Agreement shall continue to apply.

4.	The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

5.	The parties have required that this Agreement and all documents or notices related thereto be in the English language. Les parties ont exigé que cette convention et tout document ou avis afférent soit en langue anglaise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MAMMA.COM INC.

Per:	s/s Guy Fauré Guy Fauré

DAVE GOLDMAN ADVISORS LTD.

Per:	s/s David Goldman David Goldman

s/s David Goldman DAVID GOLDMAN

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